CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of True North Finance Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Todd A. Duckson, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2009

 _/s/ Todd Duckson__________________________
TODD A. DUCKSON,
 Chief Executive Officer (Principal Executive Officer)
 of the Company

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.